Exhibit 10.41

FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE dated as of this __8th__day of August, 2018 by and between 191 SPRING STREET TRUST u/d/t dated May 6, 1985, as the same may have been amended (“Landlord”), and MIMECAST NORTH AMERICA, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated February 17, 2017 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 79,145 square feet of Rentable Floor Area (the “Rentable Floor Area of the Initial Premises”) in the building known as and numbered 191 Spring Street, Lexington, Massachusetts (the “Building”) and consisting of (i) the entire third (3rd) floor of the Building containing 49,523 square feet of Rentable Floor Area, and (ii) a portion of the second (2nd) floor of the Building containing approximately 29,622 square feet of Rentable Floor Area (the “Initial 2nd Floor Premises”) (referred to collectively herein as the “Initial Premises”).

Tenant has timely exercised its adjustment option under Section 2.1.1 of the Lease, and pursuant thereto, Landlord and Tenant have agreed to increase the size of the Premises by adding thereto the remaining Rentable Floor Area on the second (2nd) floor of the Building containing 20,848 square feet of Rentable Floor Area as shown on Exhibit D attached to the Lease (the “Additional 2nd Floor Premises”), upon all of the same terms and conditions contained in the Lease except as otherwise provided in this First Amendment to Lease (the “First Amendment”).

Landlord and Tenant are entering into this instrument to set forth said leasing of the Additional 2nd Floor Premises and to otherwise amend the Lease as set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.Incorporation of the Additional 2nd Floor Premises. Effective as of July 12, 2018 (the “Additional 2nd Floor Commencement Date”), the Additional 2nd Floor Premises shall constitute a part of the “Premises” (and “Tenant’s Premises”) demised to Tenant under the Lease so that the “Premises” and “Tenant’s Premises” (as defined in the Lease) shall include the Initial Premises and the Additional 2nd Floor Premises and the Rentable Floor Area of the Premises shall contain a total of 99,993 square feet of Rentable Floor Area (the “Additional 2nd Floor Premises”), including, without limitation, for purposes of computing Tenant’s payments for the Operating Expense Excess pursuant to Section 2.6 of the Lease, Tenant’s payments for the Tax Excess pursuant to Section 2.7 of the Lease, and Tenant payments for electricity pursuant to Section 2.8 and Exhibit L of the Lease).

2.Term.  The Term of the Lease for the Initial Premises and the Additional 2nd Floor Premises shall be coterminous. Accordingly, the extension options contained in Section 2.4.1 of the Lease shall apply to the Initial Premises and the Additional 2nd Floor Premises collectively and not to either such space independently.

3.Annual Fixed Rent. The definition of “Annual Fixed Rent” in Section 1.1 of the Lease is hereby amended by deleting clause (a) of such definition in its entirety and replacing it with the following:

“(a)	During the Original Term of this Lease,

(i)

Commencing on the Commencement Date through and including November 8, 2018, Annual Fixed Rent shall be payable by Tenant at the annual rate of $45.00 per square foot of Rentable Floor Area of the Initial Premises (as defined in the First Amendment);

(ii)

Commencing on November 9, 2018 through and including January 31, 2028, Annual Fixed Rent shall be payable by Tenant at the annual rate of $45.00 per square foot of Rentable Floor Area of the Premises (i.e., the Initial Premises together with the Additional 2nd Floor Premises); and”.

4.Parking. Effective as of the Additional 2nd Floor Commencement Date, the Lease shall be amended as follows:

(A)The definitions of “Total Number of Tenant’s Parking Spaces” and “Total Number of Tenant’s Lot 2 Surface Parking Spaces” in Section 1.1 of the Lease shall be deleted in their entirety and replaced with the following:

“Total Number of Tenant’s Parking Spaces:

To be provided in the Lot 2 Surface Parking Spaces at the rate of (x) 4.0 spaces per 1,000 square feet of Rentable Floor Area of the Initial Premises, plus (y) 5.0 spaces per 1,000 square feet of Rentable Floor Area of the Additional 2nd Floor Premises, subject to the terms and conditions of Section 2.2.1 below; provided, however, that notwithstanding anything in Section 2.2.1 below to the contrary, Landlord and Tenant agree that the Total Number of Tenant’s Parking Spaces shall not be increased if Tenant exercises its expansion option under Section 11.1 below.

Total Number of Tenant’s Lot 2 Surface Parking Spaces:

To be provided in the Lot 2 Surface Parking Spaces at the rate of (x) 4.0 spaces per 1,000 square feet of Rentable Floor Area of the Initial Premises, plus (y) 5.0 spaces per 1,000 square feet of Rentable Floor Area of the Additional 2nd Floor Premises, subject to the terms and conditions of Section 2.2.1 below; provided, however, that notwithstanding anything in Section 2.2.1 below to the contrary, Landlord and Tenant agree that the Total Number of Tenant’s Lot 2 Surface Parking Spaces shall not be increased if Tenant exercises its expansion option under Section 11.1 below.

(B)The first sentence of Section 2.2.1 of the Lease shall be amended by deleting the phrase “the Number of Tenant’s Lot 2 Surface Parking Spaces shall be in the surface parking areas labeled A, B, C and a portion of parking area D,” in such first sentence and replacing it with the following phrase: “the Number of Tenant’s Lot 2 Surface Parking Spaces shall be in the surface parking areas labeled A, B, C, H, G and portions of parking areas D and F,”.

5.Condition of the Additional 2nd Floor Premises.

(A)Except as otherwise expressly hereinafter set forth in this Section 5(A), Tenant shall accept the Additional 2nd Floor Premises in “as is” condition, which the parties acknowledge is vacant and in base building shell condition, and Landlord shall have no obligation to perform any additions, alterations or demolition in the Additional 2nd Floor Premises and Landlord shall have no responsibility for the installation or connection of Tenant's telephone or other communications equipment or systems. Notwithstanding the foregoing, Landlord agrees, at its sole cost and expense, to (i) infill openings in the Additional 2nd Floor Premises concrete ceiling in two (2) locations on the North side of the Building with sheet metal and duct sealant together with installing fire stop in the Additional 2nd Floor Premises concrete ceiling in one (1) location, and (ii) apply duct sealant around existing concrete ceiling patch in the Additional 2nd Floor Premises to stop existing air leakage on the South side of the Building (collectively, “Landlord’s Additional 2nd Floor Premises Work”).  Landlord shall use reasonable speed and diligence to complete Landlord’s Additional 2nd Floor Premises Work on or before August 12, 2018; provided, however, that Landlord shall not be liable to Tenant for the failure to complete the Landlord’s Additional 2nd Floor Premises Work on or before August 12, 2018 so long as Landlord has used reasonable speed and diligence as aforesaid. In addition, it is acknowledged and agreed that Landlord may be performing the Landlord’s Additional 2nd Floor Premises Work in the Additional 2nd Floor Premises after the Additional 2nd Floor Commencement Date, and accordingly Landlord and Tenant agree to cooperate with each other in good faith to insure that the Landlord’s Additional 2nd Floor Premises Work can be undertaken in an efficient and cost-effective manner and so as to minimize any unreasonable interference with Tenant’s Additional 2nd Floor Premises Work (hereinafter defined) in the Additional 2nd Floor Premises (consistent with the nature of the work being performed). Further, Landlord, upon receiving written notice from Tenant of discovery of any existing wiring or debris obstructing Tenant’s ability to install and run Tenant’s wiring located within the walker duct within the Additional 2nd Floor Premises, shall clear the existing walker duct free from existing wiring or debris obstructing Tenant’s ability to install and run wiring within the walker duct (the “Walker Duct Clearing Work”).  Landlord shall use commercially reasonable efforts to complete such Walker Duct Clearing Work within ten (10) days of receipt of written notice from Tenant.

(B)Landlord shall provide to Tenant a special allowance equal to One Million Three Hundred Thirty-Seven Thousand Eight Hundred Sixteen and 16/100 Dollars ($1,337,816.16) (being the product of (x) $64.17 and (y) the Rentable Floor Area of the Additional 2nd Floor Premises) (the “Additional 2nd Floor Premises Tenant Allowance”). The Additional 2nd Floor Premises Tenant Allowance shall be used and applied by Tenant solely on account of the cost of work performed by Tenant in the Additional 2nd Floor Premises to prepare the same for Tenant’s occupancy and work to combine the Additional 2nd Floor Premises with the Initial 2nd Floor Premises (collectively, the “Tenant’s Additional 2nd Floor Premises Work”), which such Tenant’s Additional 2nd Floor Premises Work shall be performed by Tenant in accordance with the terms of the Lease. The amount of the Additional 2nd Floor Premises Tenant Allowance that Tenant may apply towards the reimbursement of Tenant’s architectural and engineering fees, mechanical, electrical and plumbing plans, construction management fees to third parties that are not a partner or affiliate of Tenant and tel/data cabling installation (the “Soft Costs”) shall be capped at an amount equal to the product of (a) $13.75 and (b) the Rentable Floor Area of the Additional 2nd Floor Premises (the “Soft Cost Cap”), but in no event shall Soft Costs include the cost of any of Tenant’s personal property, trade fixtures or trade equipment, telephone and computer systems or moving expenses. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Additional 2nd Floor Premises Tenant Allowance for any purposes other than as provided in this Section 5(B), nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, the Additional 2nd Floor Premises Tenant Allowance shall only be applied towards the cost of leasehold improvements and, subject to the limitations set forth above in this subsection (B), architectural and engineering fees and tel/data cabling installation and in no event shall Landlord be required to make application of any portion of the Additional 2nd Floor Premises Tenant Allowance towards Tenant’s personal property, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that such cost of Tenant’s Additional 2nd Floor Premises Work is less than the Additional 2nd Floor Premises Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.

Subject to the conditions set forth in this Section 5(B), Tenant shall be entitled to request that Landlord disburse portions of the Additional 2nd Floor Premises Tenant Allowance from time to time during the performance of Tenant’s Additional 2nd Floor Premises Work (each such request sometimes hereinafter referred to as a requisition); provided, however, that Tenant shall be entitled to make a maximum of three (3) such requisitions. It shall be a condition to Landlord’s payment of any installment of the Additional 2nd Floor Premises Tenant Allowance that Tenant (i) has completed all of such Tenant’s Additional 2nd Floor Premises Work that is the subject of such requisition in accordance with the terms of the Lease, (ii) has paid for all of such Tenant’s Additional 2nd Floor Premises Work that is the subject of such requisition in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result of such work, in the forms attached as Exhibit F to the Lease, (iii) has delivered to Landlord its certificate specifying the cost of such Tenant’s Additional 2nd Floor Premises Work that is the subject of such requisition  and all contractors, subcontractors and suppliers involved with Tenant’s Additional 2nd Floor Premises Work, together with evidence of such cost in the form of paid invoices, receipts and the like, (iv) with respect to any final requisition, has delivered to Landlord a final set of record drawings for Tenant’s Additional 2nd Floor Premises Work, (v) has satisfied the requirements of

(i) through (iv) above and made request for such payment on or before July 12, 2020, (vi) is not otherwise in default under the Lease beyond any applicable notice and cure periods, and (vii) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease or against the Building or the Site arising out of Tenant’s Additional 2nd Floor Premises Work or any litigation in which Tenant is a party. Within thirty (30) days after the satisfaction of the foregoing conditions with respect to any requested installment, the Landlord shall pay to Tenant Landlord’s Share (as hereinafter defined) of such installment. For purposes hereof, “Landlord’s Share” shall mean that same proportion of the amount shown on Tenant’s disbursement request as the Additional 2nd Floor Premises Tenant Allowance bears to the total cost of the Tenant’s Additional 2nd Floor Premises Work (as set forth in a budget to be submitted by Tenant to Landlord prior to Tenant’s first request for a disbursement of the Additional 2nd Floor Premises Tenant Allowance hereunder). In no event shall Landlord’s Share be (i) with respect to any disbursement request, any less than fifty (50) dollars per square foot of the Rentable Floor Area of the Additional 2nd Floor Premises upon which Tenant’s Additional 2nd Floor Premises Work forming the basis for the applicable disbursement request occurred or (ii) with respect to any disbursement request, any more than seventy (70) dollars per square foot of the Rentable Floor Area of the Additional 2nd Floor Premises upon which Tenant’s Additional 2nd Floor Premises Work forming the basis for the applicable disbursement request occurred. By way of example, if Tenant’s Additional 2nd Floor Premises Work for which a particular disbursement request is made only affected 10,000 square feet of the Rentable Floor Area of the Additional 2nd Floor Premises, then Landlord’s Share with respect to that disbursement request would be no less than Five Hundred Thousand Dollars ($500,000) and no more than Seven Hundred Thousand Dollars ($700,000). For the avoidance of doubt, in no event shall the aggregate total of all installments of the Additional 2nd Floor Premises Tenant Allowance paid by Landlord hereunder exceed One Million Three Hundred Thirty-Seven Thousand Eight Hundred Sixteen and 16/100 Dollars ($1,337,816.16).

6.Brokerage.

(A)Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than Cushman & Wakefield (the “Broker”), and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

7.Capitalized Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

8.Ratification. Except as herein amended the Lease shall remain unchanged and in full force and effect.  All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

9.Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this First Amendment and that the person signing this First Amendment on its behalf has been duly authorized to do so.

10.Electronic Signatures. The parties acknowledge and agree that this First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signatures on Following Page]

EXECUTED as of the date and year first above written.

WITNESS:	LANDLORD:

/s/ [Illegible]	191 SPRING STREET TRUST u/d/t dated May 6, 1985, Recorded with the Middlesex South District Registry of Deeds in Book 16197, Page 583, as amended

	By:	/s/ David Provost
David Provost, For the Trustees of 191 Spring Street Trust, Pursuant to Written Delegation, but not individually

TENANT:

ATTEST:	MIMECAST NORTH AMERICA, INC., a Delaware corporation

/s/ Tracey Firman	By:	/s/ Peter Campbell
	Name:	Peter Campbell
	Title:	CFO

The undersigned, as guarantor of Tenant’s obligations under the Lease pursuant to Guaranty of Lease dated February 17, 2017 (the “Guaranty”), hereby consents to the terms contained in this First Amendment and acknowledges and agrees that, notwithstanding this First Amendment, the Guaranty shall remain in full force and effect in accordance with the terms thereof.

GUARANTOR:

MIMECAST LIMITED, a company registered
in the Bailiwick of Jersey

By:	/s/ Peter Campbell
Name:	Peter Campbell
Title:	CFO
Date:

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